EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-24767) of PMC Commercial Trust of our reports dated March 15, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

Dallas, Texas
March 15, 2004